EXHIBIT 99.1

CONSENT OF FREDERICK D. SANCILIO

      I hereby consent to the inclusion in the Registration Statement on Form S-4 of Scarlet Holding Corporation of a statement indicating that I will serve as a director of Scarlet Holding Corporation.

/s/ FREDERICK D. SANCILIO

Frederick D. Sancilio, Ph.D.